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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STEADYMED LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

PRELIMINARY PROXY, SUBJECT TO COMPLETION

STEADYMED LTD.

SCHEDULE 14A PROXY STATEMENT AND

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 28, 2017

To Our Shareholders:

        You are cordially invited to attend our 2017 Annual General Meeting of Shareholders of SteadyMed Ltd., an Israeli corporation, or the Company, which will be held on December 28, 2017, at 10:00 a.m. local time, at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583.

        The purpose of the meeting is to:

          1.     Elect Jonathan Rigby and Ron Ginor (both existing Class III directors) to continue to serve as Class III directors, each for a term of three years, to hold office until our annual general meeting of shareholders in 2020 and until their successor have been elected and qualified, or until their offices are vacated in accordance with the Company's Articles of Associations or the Israeli Companies Law, 5759-1999, or the Companies Law;

          2.     Appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2017, and report to the shareholders on the remuneration for such independent auditor as determined by the Board of Directors;

          3.     Approve grants of stock options to the non-employee directors of the Board of Directors;

          4.     Approve grants of stock options and restricted stock units to Mr. Jonathan Rigby, President and Chief Executive Officer of the Company;

          5.     Report on the business of the Company for the year ended December 31, 2016 and review the 2016 financial statements; and

          6.     Transact any other business that may properly come before the meeting or any postponements or adjournments of the meeting.

        These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

        The record date for the 2017 annual general meeting is November 20, 2017. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

        All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

        Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

By Order of the Board of Directors
/s/ JONATHAN M.N. RIGBY Mr. Jonathan M.N. Rigby, President, CEO, and Director
[ ], 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 28, 2017

        The proxy statement, proxy card and financial statements as included in our Annual Report on Form 10-K filed on March 29, 2017 are available at [www.cstproxy.com/steadymed/2017]

STEADYMED LTD.

2017 PROXY STATEMENT

Page
Notice of Annual General Meeting of Shareholders
2017 Proxy Statement	1
Questions and Answers about the 2017 Annual General Meeting of Shareholders	2
PROPOSAL 1: Election of Directors	5
Structure and Practices of Board of Directors	9
PROPOSAL 2: Appointment of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global, as the Company's Independent Auditor For the Year Ending December 31, 2017, and until the Next General Meeting	16
Fees Paid To the Independent Auditor	16
Pre-Approval of Audit and Non Audit Services	17
Report on Financial Statements	17
Report of the Audit Committee	17
PROPOSAL 3:Approval of the Grant of Stock Options to the Non-employee Directors of the Board of Directors	19
PROPOSAL 4: Approval of the Grant of Stock Options and Restricted Stock Units to Mr. Jonathan Rigby, President and Chief Executive	20
OTHER INFORMATION REGARDING THE COMPANY	22
Executive Officers	22
Executive Compensation	23
Security Ownership of Certain Beneficial Owners and Management	30
Section 16(a) Beneficial Ownership Reporting Compliance	33
Certain Relationships and Related Transactions	34
OTHER MATTERS	37
NO DISSENTERS' RIGHTS	37
SHAREHOLDER PROPOSALS	37
ADDITIONAL INFORMATION	37

STEADYMED LTD.
5 Oppenheimer Street
Rehovot 7670105, Israel

2017 PROXY STATEMENT

        This Proxy Statement is furnished by and on behalf of the Board of Directors of SteadyMed Ltd., an Israeli corporation ("we", "us", "our", "SteadyMed", or the "Company"), in connection with our Annual General Meeting of Shareholders to be held on Thursday, December 28, 2017, at 10:00 a.m. local time, at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583.

        At the meeting shareholders will vote on (i) election of directors, (ii) appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2017, (iii) approval of the grant of stock options to the non-employee directors of the Board of Directors of the Company, and (iv) approval of the grant of stock options to our chief executive officer, as well as transact any other business that may properly come before the meeting.

        The record date for the meeting is November 20, October 18, 2017. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

        By signing and returning the proxy card, you authorize Jonathan M.N. Rigby, President and Chief Executive Officer of SteadyMed, or David W. Nassif, Executive Vice President, Chief Financial Officer and Secretary of SteadyMed, to represent you and vote your shares at the meeting in accordance with your instructions. He may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced disclosure requirements.

        In addition, we are a "smaller reporting company" under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and have elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

        We are first making available this proxy statement and accompanying materials to shareholders on or about November 22, 2017.

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE PROVIDED.

Questions and Answers about the 2017 Annual General Meeting of Shareholders

What is the purpose of the 2017 Annual General Meeting of Shareholders?

        At the 2017 Annual General Meeting of Shareholders, the shareholders will be asked to:

          1.     Elect Jonathan Rigby and Ron Ginor (both existing Class III directors) to continue to serve as Class III directors, each for a term of three years, to hold office until our annual general meeting of shareholders in 2020 and until their successor have been elected and qualified, or until their offices are vacated in accordance with the Company's Articles of Associations or the Companies Law (PROPOSAL 1);

          2.     Appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2017, and report to the shareholders on the remuneration for such independent auditor as determined by the Board of Directors (PROPOSAL 2).

          3.     Approval of the grant of stock options to the non-employee directors of the Board of Directors (PROPOSAL 3); and

          4.     Approval of the grant of stock options and restricted stock units to Mr. Jonathan Rigby, President and Chief Executive Officer of the Company (PROPOSAL 4).

        Shareholders will also transact any other business that may properly come before the meeting. Members of SteadyMed's management team will be present at the meeting to review the 2016 financial statements as well as to respond to appropriate questions from shareholders.

Who is entitled to vote?

        The record date for the meeting is October 18, 2017. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. Each ordinary share of the Company entitles the holder thereof to one vote on each matter properly brought before the 2017 Annual General Meeting. As of the Record Date, 26,556,052 ordinary shares were issued and outstanding.

What is the difference between being a "record holder" and holding shares in "street name"?

        A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf.

Am I entitled to vote if my shares are held in "street name"?

        If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of shares held in "street name". If your shares are held in street name, the proxy materials are being forwarded to you by your bank or brokerage firm, or the record holder, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to the record holder, the shares will be treated as broker non-votes. You are also invited to attend the annual general meeting of shareholders. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the record holder.

What is the quorum requirement?

        A quorum is necessary to hold a valid meeting. The quorum required for a general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold shares conferring at least 25% of the voting power of our Company. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place, or any time and place as the directors designate in a notice to the shareholders.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement.

Who can attend the 2017 Annual General Meeting of Shareholders?

        All SteadyMed shareholders of record as of the close of business on October 18, 2017 may attend the 2017 Annual General Meeting of Shareholders. Directions to the meeting can be found at www.steadymed.com/contact.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

Can I change my vote after I submit my proxy?

        If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

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  by signing and delivering another proxy with a later date;

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  by giving written notice of such revocation to our corporate secretary prior to or at the meeting; or

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  by voting in person at the meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting the record holder, or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the meeting and voting in person. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to our corporate secretary before your proxy is voted or before you vote in person at the meeting.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions, and broker non-votes.

How does the Board of Directors recommend I vote on the proposals?

        The Board recommends that you vote FOR:

          1.     Elect Jonathan Rigby and Ron Ginor (both existing Class III directors) to continue to serve as Class III directors, each for a term of three years, to hold office until our annual general meeting of shareholders in 2020 and until their successor have been elected and qualified, or until their offices are vacated in accordance with the Company's Articles of Associations or the Companies Law (PROPOSAL 1);

          2.     Appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2017, and report to the shareholders on the remuneration for such independent auditor as determined by the Board of Directors (PROPOSAL 2);

          3.     Approve grants of stock options to the non-employee directors of the Board of Directors (PROPOSAL 3); and

          4.     Approve grant of stock options and restricted stock units to Mr. Jonathan Rigby, President and Chief Executive Officer of the Company (PROPOSAL 4);

What if I do not specify how my shares are to be voted?

        If you submit a proxy but do not indicate any voting instructions, the proxy holders will vote in accordance with the recommendations of the Board of Directors as described above.

Will any other business be conducted at the meeting?

        As of the date of this proxy statement, we know of no other business that will be presented at the meeting. If any other matter arises and is presented properly to the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the directors?

        The election of the directors requires the affirmative vote of a majority of the shares present and voting at the meeting (in person or by proxy).

How many votes are required to appoint our independent auditor?

        The appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

        An "abstention" represents a shareholder's affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

        Broker non-votes will be treated as shares present for quorum purposes, but do not count as votes for or against any proposal in this proxy statement.

Where can I find the voting results of the 2017 Annual General Meeting of Shareholders?

        We plan to announce preliminary voting results at the 2017 Annual General Meeting of Shareholders and to publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the SEC, within four days of the 2017 Annual General Meeting of Shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS

Board Composition

        Under our restated articles of association, our board of directors must consist of at least five and not more than nine directors. Our board of directors currently consists of seven directors.

        Our directors are divided into three classes that are each elected at a general meeting of our shareholders every three years, in a staggered fashion (such that one class is elected each year), and serve on the board of directors for three years or until they are removed by our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law, or Companies Law and our restated articles of association.

        The three classes of directors serving staggered, three-year terms shall be as follows:

    Class III Directors (term expiring upon the annual general meeting of shareholders in 2017)

      Jonathan Rigby
      Ron Ginor

    Class I Directors (term expiring upon the annual general meeting of shareholders in 2018)

      Elizabeth Cermak
      Donald Huffman
      Brian Stark

    Class II Directors (term expiring upon the annual general meeting of shareholders in 2019)

      Keith Bank
      Stephen Farr

Current Nominees

        The terms of our Class III Directors will expire at this 2017 Annual General Meeting of Shareholders. Upon recommendation by our nominating and corporate governance committee, the board of directors proposes for nomination Jonathan Rigby and Ron Ginor as Class III Directors for three-year terms expiring at the annual general meeting of shareholders to be held in 2020 and until their successors are elected and qualified. The board of directors elected Mr. Rigby and Dr. Ginor to the board in August 2011 and January 2009, respectively, based on its review of the respective candidate's experience and qualifications. Mr. Rigby was initially identified to the Company by a consultant who was aware that the Company was recruiting a new President and Chief Executive Officer. Dr. Ginor was initially identified to our board of directors as a result of making an equity investment in the Company.

        Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the two nominees named in this proxy statement as directors.

        The following is a brief biography of the nominees for election as directors as of August 31, 2017:

Current Nominees whose Term Expires at this 2017 Annual General Meeting

        Jonathan M.N. Rigby, age 49, has served as our President and Chief Executive Officer and a member of our board of directors since August 2011. Since March 2016, Mr. Rigby has been a member of the board of directors of Xeris Pharmaceuticals, Inc., a privately-held specialty biopharmaceutical company. In 2006 Mr. Rigby cofounded Zogenix, Inc. a specialty pharmaceutical company focused on the development and commercialization of CNS and pain products where he served as the company's

Vice President of Business Development until December 2010. As a member of the senior management team he played an important role in the development, approval and U.S. launch of the world's first needle free drug device combination product to treat migraine. Between 2002 and 2006 Mr. Rigby held positions of increasing responsibility at Aradigm Corporation, including Vice President of Business Development where he was involved in M&A activities as well as inhalation delivery technology licensing in various therapeutic fields including Pulmonary Arterial Hypertension, or PAH. Between 1995 and 2002 Mr. Rigby held various commercial and business development positions at Profile Therapeutics, UK, where he played a key role in the licensing of inhalation technology that resulted in the approval and launch of an inhalation product to treat PAH. Between 1990 and 1995 he held various sales and marketing positions at large pharmaceutical companies including Merck Sharpe and Dohme, or MSD, and Bristol Myers Squibb, or BMS. Mr. Rigby has a Bachelor of Science Degree, with Honors, in Biological Sciences from Sheffield University, UK, and an MBA from Portsmouth University, UK. Given that Mr. Rigby has extensive and broad experience in the pharmaceutical, drug delivery and medical device industry as well as a proven record in contributing to the development, approval, launch and commercialization of pharmaceutical products qualifies him to serve as our President, CEO and member of our board of directors.

        Ron Ginor, M.D., age 48, has served as a member of our board of directors since January 2009. Since September 2015, Dr. Ginor has served as Venture Partner of OrbiMed Advisors. Since June 2013, Dr. Ginor has served as Chief Executive of Unit 82, a strategic intelligence company. Dr. Ginor served as CEO at Becker & Associates Consulting, Inc., a highly specialized regulatory consulting firm, from 2011 to 2012. Dr. Ginor also served as President from January 2007 to August 2011, as Medical Director from September 2008 to July 2012, and as President of Becker Venture Services Group from 2007 to 2012. At Becker, Dr. Ginor specialized in guiding medical device companies through initial research and development, clinical study development and management and, ultimately, FDA approval and third party reimbursement. Since October 2007, Dr. Ginor has served as the Managing Director for Samson Venture Partners, LLC, a life science investment fund. Dr. Ginor is a graduate of the Elliot School of International Affairs with a degree in International Economics, and the George Washington University School of Medicine. Prior to leaving academic medicine in 1997, Dr. Ginor worked on the development of conformal 3D radiation therapy modalities for prostate cancer treatment at The Memorial Sloan Kettering Cancer Center and on radio sensitizing drugs at Stanford University. Dr. Ginor holds several U.S. and International patents, and has published extensively in peer reviewed literature. We believe Dr. Ginor's relevant experience qualifies him to serve as a director of our Company.

PROPOSED RESOLUTION

        You are requested to adopt the following resolutions:

    Resolved, to elect Mr. Jonathan Rigby (an existing Class III director) to continue to serve as a Class III director, for a term of three years, to hold office until our annual general meeting of shareholders in 2020 and until his successor have been elected and qualified, or until his office is vacated in accordance with the Company's Articles of Associations or the Israeli Companies Law; and

    Resolved, to elect Dr. Ron Ginor (an existing Class III director) to continue to serve as a Class III director, for a term of three years, to hold office until our annual general meeting of shareholders in 2020 and until his successor have been elected and qualified, or until his office is vacated in accordance with the Company's Articles of Associations or the Israeli Companies Law.

VOTE REQUIRED

        The affirmative vote of a majority of the shares represented at the meeting in person or by proxy, entitled to vote and voting thereon, is required to adopt the foregoing resolutions.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TWO NOMINEES NAMED ABOVE.

Continuing Directors

        The following is a brief biography of each continuing director as of August 31, 2017:

Directors Continuing in Office whose Term Expires at the 2018 Annual General Meeting

        Brian J. Stark, age 62, has served on our Board of Directors since February 2012. Mr. Stark was a Founding Partner of Stark Investments in 1993, a multi-strategy global hedge fund, which managed in excess of $14 billion of assets during its peak years. Mr. Stark served as the firm's Chief Executive Officer and Chief Investment Officer from 1993 through 2013, and was responsible for global portfolio construction and capital allocation. In 2012, Stark Investments elected to close its funds; Mr. Stark continues to serve as the firm's Chief Executive Officer and Chief Investment Officer overseeing the wind-down of the funds' assets. Mr. Stark managed predecessor hedge funds between 1987 and 1992. Mr. Stark is the author of Special Situation Investing: Hedging, Arbitrage and Liquidation published by Dow Jones Irwin in 1983. Prior to entering professional fund management, he was a partner at the commercial litigation firm of Coghill & Goodspeed, P.C. He currently serves on the board of directors of Marcus Corporation (NYSE: MCS), in addition to the Wisconsin Advisory Board for US Bank. Mr. Stark obtained his J.D. (cum laude) from Harvard Law School in 1980 and his B.A. (Magna Cum Laude) from Brown University in 1977. We believe Mr. Stark's extensive legal, investment and management experience qualify him to serve on our board of directors.

        Donald D. Huffman, age 70, has served as a member of our board of directors since March 2015. Since July 2013, Mr. Huffman has served on the board of directors of Dance Biopharm Inc., a company developing inhaled insulin, after consulting to the company from April 2012 to July 2013. In addition, since March 2107, he serves as Chief Financial Officer of Dance Biopharm Inc. In July 2014, Mr. Huffman joined the board of directors of Amarantus BioScience Holdings, Inc., a publicly-held company developing treatments and diagnostics for neurological diseases and regenerative medicine. From September 2010 to March 2012, Mr. Huffman served as the Chief Financial Officer and later, Co-President of Wafergen Biosystems Inc., a publicly-held company. From October 2008 to September 2010, Mr. Huffman served as the Chief Financial Officer of Asante Solutions, Inc., a medical device company with an approved wearable insulin pump. Previously, Mr. Huffman served as Chief Financial Officer of Guava Technologies, Inc. (now Merck) and was Chief Financial Officer and principal of Sanderling Ventures, a biomedical venture capital firm. Also, Mr. Huffman was Chief Financial Officer of three other public companies: Volcano Corporation (acquired by Royal Philips); Microcide Pharmaceuticals, Inc.; and Celtrix Pharmaceuticals, Inc. (now Insmed). Mr. Huffman earned a B.S. in Mineral Economics from Pennsylvania State University, an M.B.A. from the State University of New York at Buffalo and completed the Financial Management Program at the Stanford University Graduate School of Business. We believe that Mr. Huffman possesses specific attributes that qualify him to serve on our board of directors, including his experience as a board member and as a chief financial officer of several public biopharmaceutical and medical device companies and his understanding of the operations and issues that affect similarly situated companies. Based on Mr. Huffman's extensive senior management experience in the biopharmaceutical and medical device industries, particularly in previous key corporate finance and accounting positions as chief financial officer of four public companies, we have determined that he qualifies as an audit committee financial expert.

        Elizabeth Cermak, age 59, has served on our Board of Directors since July 2015. Since July 2014 Ms. Cermak has served on the Board of Clarus Therapeutics Inc. Previously Mrs. Cermak served as Executive Vice President, Chief Commercial Officer for POZEN, Inc. (NASDAQ: POZN) from 2009 to 2013. As a member of the Executive Committee, she led all Commercial, Business Development and Alliance Management functions and worked closely with the Board of Directors on corporate strategy execution. Prior to that Ms. Cermak. spent 25 years at Johnson & Johnson serving in notable senior management roles including VP, Global Marketing for a Personal Products portfolio in the Consumer Health Care business (NYSE: JNJ), VP of the Women's Healthcare RX Franchise for Ortho-McNeil Pharmaceuticals and General Manager for the Johnson & Johnson Health & Fitness Services Business. Ms. Cermak holds an MBA in Finance from Drexel University in Philadelphia, PA, and a BA Cum Laude in Accounting and Spanish from Franklin and Marshall College in Lancaster, PA. We believe that Ms. Cermak possesses specific attributes that qualify her to serve on our board of directors, including her experience in the biopharmaceutical and medical device industries, particularly in previous key commercial and business development positions at large public companies, and her understanding of the operations and issues that affect similarly situated companies.

Directors Continuing in Office whose Term Expires at the 2019 Annual General Meeting

        Keith Bank, age 57, has served as a member of our board of directors since February 2009, and has served as Chairman of the Board since May 2012. Mr. Bank was the founder, and has served as Managing Director of KB Partners, an early stage venture capital firm, since its inception in 1996. Mr. Bank was a founding board member of the Illinois Venture Capital Association and has been an active early stage investor and board member across many industries and companies over his twenty year venture capital career. Prior to starting KB Partners, Mr. Bank was a commercial real estate developer and entrepreneur. He is a Magna Cum Laude graduate of the Wharton School of Business at the University of Pennsylvania and received an MBA with honors from the J.L. Kellogg School of Management at Northwestern University. We believe Mr. Bank's extensive investment and management experience qualify him to serve on our board of directors.

        Stephen J. Farr, Ph.D., age 58, has served as a member of our board of directors since May 2012. Dr. Farr has served as President and a member of the board of directors of Zogenix Inc since May 2006. From 1995 to August 2006, Dr. Farr held positions of increasing responsibility within pharmaceutical sciences and research and development at Aradigm Corporation, and he served most recently as Senior Vice President and Chief Scientific Officer. From 1986 to 1994, Dr. Farr was a tenured professor at the Welsh School of Pharmacy, Cardiff University, United Kingdom, concentrating in the area of biopharmaceutics. He is a fellow of the American Association of Pharmaceutical Scientists and Adjunct Professor in the Department of Pharmaceutics, School of Pharmacy, Virginia Commonwealth University. Dr. Farr is a registered pharmacist in the United Kingdom and obtained his Ph.D. degree in Pharmaceutics from the University of Wales. As a member of our board of directors since 2012, Dr. Farr has extensive knowledge of our business, history and culture, including his in-depth involvement with the development and regulatory approval of drug-device technologies as well as his significant experience in research and development and thorough knowledge of the pharmaceutical product development process, which we believe qualifies him to serve as a director of our Company.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. We are required to comply with both The NASDAQ Stock Market, or NASDAQ, rules and the Companies Law regarding the composition of our board committees. Each committee of the board of directors that exercises the power of the board of directors must include only members of the board of directors and include at least one external director, except that the audit committee and the compensation committee must include all non-employee directors then serving on our board of directors.

        The composition and functions of our established committees are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

        In order to comply with both NASDAQ rules and the Companies Law, we maintain an audit committee consisting of at least three independent directors, all of whom are financially literate and at least one of whom has accounting or related financial management expertise. Our audit committee consists of Elizabeth Cermak, Stephen Farr, and Donald Huffman, and is chaired by Donald Huffman. Donald Huffman is an audit committee financial expert as defined by the U.S. Securities and Exchange Commission, or SEC, rules. Each of the members of our audit committee is "independent" as such term is defined in Rule 10A 3(b)(1) under the Exchange Act and under NASDAQ rules.

        Under the Companies Law, the audit committee may not include the chairman of the board of directors, a controlling shareholder of the company, a relative of a controlling shareholder, a director employed by the company or who provides services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder, or a director who derives most of his or her income from a controlling shareholder.

        In addition, under the Companies Law, the audit committee of a publicly traded company must consist of a majority of unaffiliated directors, within the meaning of the Companies Law. In general, an "unaffiliated director" under the Companies Law is defined as either an external director or a director who meets the following criteria:

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  the audit committee has determined that he or she meets the applicable qualifications for being appointed as an external director, except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for possessing accounting and financial expertise or professional qualifications; and

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  he or she has not served as a director of the Company for a period exceeding nine consecutive years. For this purpose, a break of less than two years in the service shall not be deemed to interrupt the continuation of the service.

        Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee consistent with the Companies Law and the applicable rules and regulations of the SEC and NASDAQ. A copy of the audit committee charter is available on our website at www.steadymed.com.

        Under the Companies Law, our audit committee is responsible for:

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  determining whether there are deficiencies in the business management practices of our Company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices;

  •
  determining whether to approve certain related party/controlling shareholders transactions (including transactions in which an office holder has a personal interest/conflict of interest) and whether such transaction is extraordinary or material under the Companies Law and determining whether to approve certain related party transactions as defined under SEC Regulation S-K Item 404 to the extent required by SEC regulations and the Companies Law;

  •
  determining the process for the approval of certain transactions with controlling shareholders or in which a controlling shareholder has a personal interest;

  •
  where the board of directors approves the working plan of the internal auditor, to examine such working plan before its submission to the board of directors and proposing amendments thereto;

  •
  reviewing the audit plan of the internal auditors and discussing scope, staffing, compensation, locations, reliance upon management and general audit approach and any significant reports prepared by internal auditors as well as management's responses;

  •
  examining our internal audit controls and internal auditor's performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

  •
  examining the scope of our auditor's work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the engagement and compensation of our auditor; and

  •
  establishing procedures for the handling of employees' complaints received by the Company as to accounting, internal accounting controls or auditing matters or other matters brought by employees concerning the management of our business and the protection to be provided to such employees.

        Our audit committee may not approve any actions requiring its approval, unless, at the time of the approval, a majority of the committee's members are present, which majority consists of unaffiliated directors including at least one external director.

Internal Auditor

        Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor, as nominated by the audit committee. The role of the internal auditor under the Companies Law includes examining whether a company's actions comply with applicable law and orderly business procedure. Our internal auditor cannot be an interested party, office holder, affiliate or a relative of an interested party or an office holder, and cannot be our independent accountant or its representative or serve in any other position in the company except for the charge of public complaints or complaints from employees and provided that this would not impair his capacity as the internal auditor. The Companies Law defines an "interested party" as the holder of 5% or more of a company's outstanding shares, any person or entity who has the right to appoint one or more of a company's directors, the chief executive officer or any person who serves as a director or chief executive officer. We have appointed a third-party to fulfil the internal audit function.

        A copy of the audit committee charter is available on our website at www.steadymed.com.

Compensation Committee

        In order to comply with both NASDAQ rules and the Companies Law, we maintain a compensation committee consisting of at least three directors, each of whom is an independent director within the meaning of NASDAQ rules. Our compensation committee consists of Elizabeth Cermak, Brian J. Stark, and Donald Huffman, and is chaired by Elizabeth Cermak. Each of the members of our compensation committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the U.S. Internal Revenue Service.

        Under the Companies Law, our board of directors must appoint a compensation committee comprised of at least three directors. The compensation committee is subject to the same Companies Law restrictions as the audit committee regarding who may not be a member of the committee.

        Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the compensation committee consistent with the Companies Law and the applicable rules and regulations of the SEC and NASDAQ, including the following:

  •
  recommending to the board of directors for its approval (i) a compensation policy, (ii) whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years); and (iii) periodic updates to the compensation policy. In addition, the compensation committee is required to periodically examine the implementation of the compensation policy;

  •
  the approval of the terms of employment and service of office holders (including determining whether the compensation terms of a candidate for chief executive officer of the company need not be brought to approval of the shareholders); and

  •
  reviewing and approving grants of options and other incentive awards to persons other than office holders to the extent such authority is delegated by our board of directors, subject to the limitations on such delegation as provided in the Companies Law.

        A copy of the compensation committee charter is available on our website at www.steadymed.com.

Compensation Committee Processes and Procedures

        Typically, the compensation committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the compensation committee, in consultation with the chief executive officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the compensation committee, subject to the board's approval, has direct responsibility to appoint, compensate and oversee the work of compensation consultants engaged for the purpose of advising the compensation committee. Compensation consultants so retained shall report directly to the compensation committee. Under the charter, the compensation committee may select a compensation consultant only after taking into consideration the independence of such person in accordance with the requirements of the NASDAQ.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Keith Bank, Ron Ginor and Stephen Farr, and is chaired by Keith Bank. Each of the members of our nominating and corporate governance committee is independent under the NASDAQ rules.

        Our nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the composition and organization of our board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning governance matters. Our board of directors has adopted a nominating and corporate governance committee charter, which is available on our website at www.steadymed.com.

        To date, our nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. Instead, when considering candidates for director, the nominating and corporate governance committee will generally consider all of the relevant qualifications of board of directors candidates, including such factors as the candidate's relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the board candidates will be independent for purposes of the NASDAQ listing standards, as well as the current needs of the board of directors and the Company.

        In addition, while it does not have a formal policy on the board of directors' diversity, our nominating and corporate governance committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to the board of directors having an appropriate range of expertise, talents, experiences and viewpoints. Our nominating and corporate governance committee considers diversity criteria in view of the needs of the board of directors as a whole when making decisions on director nominations. In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will also review, prior to nominating such directors for another term, such directors' overall service to the Company during their term. Our nominating and corporate governance committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. We have, from time to time, engaged an executive search firm to assist our nominating and corporate governance committee in identifying and recruiting potential candidates for membership on the board of directors.

        We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors other than our non-employee directors. The division of our directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Compensation Committee Interlocks

        None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Meetings Attended by Directors

        The board of directors held a total of 14 meetings during 2016. The audit committee and compensation committee each held 10 meetings in 2016. During 2016, each of our directors attended or participated in at least 75% of the aggregate of the total number of meetings of the board of directors and of the committees on which he or she served. For the 2016 Annual General Meeting, one director, Jonathan Rigby, attended.

Independent Directors

        Under the NASDAQ listing requirements and rules, independent directors must comprise a majority of our board of directors. Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, with the exception of Jonathan Rigby, who is our chief executive officer, each of our directors is "independent" under NASDAQ rules. In making this determination, our board of directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each director.

Board Leadership Structure

        Our board of directors believes it is in the best interest of the Company to make the determination regarding the separation of the roles of chief executive officer and chairman of the board based on varied considerations, including the position and direction of the Company and the membership of the board at any given time. Our board of directors has determined that having Jonathan Rigby serve as chief executive officer and Keith Bank serve as chairman of the board is in the best interest of the Company's shareholders at this time. This structure permits Mr. Rigby to manage our day-to-day operations and Mr. Bank to oversee the board's activities.

Risk Oversight

        The board of directors oversees our risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk oversight role, the board of directors reviews annually our strategic plan, which includes an assessment of potential risks we are facing. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the audit committee focuses on financial risk, including internal controls. In addition, in setting compensation, the compensation committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with our business strategy. Each committee regularly reports to the full board of directors.

Code of Business Conduct and Ethics

        Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions and agents and representatives, including directors and consultants. The full text of our Code of Business Conduct and Ethics is available on our website at www.steadymed.com. We will post any amendment to the code, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website.

Involvement in Certain Legal Proceedings.

        As of the date of this proxy statement, there are no material proceedings to which any of our directors or executive officers, or any associate thereof, is a party which is adverse to or has a material interest adverse to us or any of our subsidiaries. There are no family relationships among any of our executive officers, directors or persons nominated to become one of our directors.

Communications with the Board of Directors

        We provide a process for shareholders to send communications to our board of directors, any committee of our board of directors or any individual director, including non-employee directors. Shareholders may communicate with our board of directors by writing to: Board of Directors, c/o Corporate Secretary, SteadyMed Ltd., c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583. The secretary will forward correspondence to our board of directors, one of the committees of our board of directors or an individual director, as the case may be, or, if the secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

Director Compensation

        Our compensation policy for our non-employee directors consists of cash and equity components.

Cash Compensations

        We provide retainer fees and reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings. The approved retainer fees are as follows:

Board Member	Annual Retainer Fee	Chairman Annual Fee	Audit Committee Annual Fee		Compensation Committee Annual Fee		Nominating / Governance Committee Annual Fee		Total Annual Fees
Keith Bank	$35,000	$20,000					$7,500	(1)	$62,500
Stephen J. Farr	$35,000		$7,500				$3,750		$46,250
Brian J. Stark	$35,000				$7,500				$42,500
Ron Ginor	$35,000						$3,750		$38,750
Elizabeth Cermak	$35,000		$7,500		$15,000	(1)			$57,500
Donald D. Huffman	$35,000		$15,000	(1)	$7,500				$57,500

(1)
The chairman of each committee receives double the fee of the other committee members.

        The actual cash compensation paid to our non-employee directors in 2015 and 2016 was:

Board Member	Cash Compensation	Option Awards	Total Compensation
Keith Bank
2015	$46,875	$43,621	$90,496
2016	62,500	14,919	77,419
Stephen J. Farr
2015	$34,688	$14,281	$48,969
2016	46,250	14,919	61,169
Brian J. Stark
2015	$31,875	$14,250	$46,125
2016	42,500	14,919	57,419
Ron Ginor
2015	$29,063	$14,250	$43,313
2016	38,750	14,919	53,669
Elizabeth Cermak
2015	$31,901	$14,250	$46,151
2016	57,500	14,919	72,419
Donald D. Huffman
2015	$43,125	$14,250	$57,375
2016	57,500	14,919	72,419

Equity Compensation

        Non-employee directors are eligible to receive share options under our 2009 Stock Option Plan. Each of our non-employee directors and our non-employee directors received an initial stock option for 33,350 ordinary shares at the 2015 annual general meeting of shareholders. These initial option grants vest over three years, with one-third vesting on the anniversary of the grant date and the remainder vesting in equal consecutive quarterly installments thereafter. The exercise price for these initial option grants is $5.60, the closing price of our ordinary shares on the day before the 2015 annual general meeting of shareholders.

        In addition, on the date of each subsequent annual general meeting of our shareholders, each of our non-employee directors (including those formerly nominated as non-employee directors) will receive a stock option for 3,875 ordinary shares on the date of such annual general meeting of shareholders.

        These annual option grants will also vest over three years, with one-third vesting on the anniversary of the grant date and the remainder vesting in equal consecutive quarterly installments thereafter. The exercise price for these annual option grants will be the closing price of our ordinary shares on the day before each annual general meeting of shareholders.

        As of December 31, 2016, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Option Awards
Keith Bank	87,863
Stephen J. Farr	56,600
Ron Ginor	37,225
Donald D. Huffman	37,225
Brian J. Stark	37,225
Elizabeth Cermak	37,225

PROPOSAL 2—APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF
ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR
FOR THE YEAR ENDING DECEMBER 31, 2017 AND UNTIL THE NEXT GENERAL MEETING

        The audit committee of our board of directors has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2017.

        The approval of the holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon for the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the fiscal year ending December 31, 2017 is required under the Companies Law. The audit committee of our board of directors believes that such appointment is appropriate and in the best interests of the Company and its shareholders. Representatives of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, are expected to be present at the meeting and will be available to respond to appropriate questions.

PROPOSED RESOLUTION

        You are requested to adopt the following resolution:

    Resolved, to appoint of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's independent auditor for the fiscal year ending December 31, 2017.

VOTE REQUIRED:

        The affirmative vote of a majority of the shares represented at the meeting in person or by proxy, entitled to vote and voting thereon, is required to adopt the foregoing resolutions.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR.

Fees Paid to the Independent Auditor

        The following table represents aggregate fees billed to us for fiscal years ended December 31, 2015 and 2016, by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent auditor.

	Fiscal Year Ended (in thousands)
	2015	2016
Audit Fees(1)	$207,000	$142,000
Audit-related Fees(2)	25,000	—
Tax Fees(3)	39,000	8,000
All Other Fees(4)	90,500	37,000

Total Fees	$361,500	$187,000

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our financial statements, for reviews of our interim financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements, but are not reported under "Audit fees."

(3)
Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4)
All other fees consist of fees billed for all other services.

Pre-Approval of Audit and Non-Audit Services

        All fees described above were pre-approved by the audit committee. The audit committee has determined that the rendering of the foregoing services separate from the audit services by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, is compatible with maintaining the independent auditor's independence.

        The audit committee has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services). Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the audit committee in advance of the performance of such services. All of the fees earned by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, described above were attributable to services pre-approved by the board of directors.

Report on Financial Statements

        At the meeting, we will provide a management report, which will include a discussion of our consolidated financial statements for the year ended December 31, 2016.

Report of the Audit Committee

        The audit committee, which currently consists of Stephen Farr, Elizabeth Cermak and Donald Huffman, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors adopted a written charter for the audit committee on December 9, 2014, which charter details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

        The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process, including the Company's systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2016. This review included a discussion of the quality and the acceptability of the Company's financial reporting and controls, including the clarity of disclosures in the financial statements.

        The audit committee also reviewed with the Company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of the Company's financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including the matters required to be discussed by Auditing Standards No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board.

        The audit committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

        The audit committee further discussed with the Company's independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's examinations and evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

        The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all issuers to obtain pre-approval from their respective audit committees in order for their independent registered public accounting firms to provide professional services without impairing independence. As such, the audit committee has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the Company's independent registered public accounting firm. From time to time, the Company may desire additional permitted professional services for which specific pre-approval is obtained from the audit committee before provision of such services commences. The audit committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors' independence.

        The foregoing report is provided by the undersigned members of the audit committee.

Donald Huffman, Chairman Stephen Farr Elizabeth Cermak

PROPOSAL 3—APPROVAL OF GRANTS OF STOCK OPTIONS TO THE NON-EMPLOYEE DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY

        Under the Companies Law, arrangements regarding the compensation of directors require the approval of the compensation committee, the Board of Directors, and a majority of the shares present at the meeting in person or by proxy and entitled to vote, according to the mechanism set forth in the Questions and Answers section above.

        Our compensation committee and our Board of Directors, subject to the approval of our shareholders at this meeting, have approved an amendment to the equity compensation policy for our non-employee directors.

        Previously, each of our non-employee directors received an initial stock option for 33,350 ordinary shares upon joining the Board of Directors, and an automatic annual grant of a stock option for 3,875 ordinary shares. The initial and annual stock options vest over three years, with one-third vesting on the anniversary of the grant date and the remainder vesting in equal consecutive quarterly installments thereafter.

        Under the amendment to the equity compensation policy, and, subject to the approval of our shareholders at this meeting, each non-employee director shall receive a one-time stock option for 13,029 ordinary shares, and effective at this annual general meeting of shareholders, the automatic annual stock option shall be increased to 8,000 ordinary shares. The one-time stock options and the 2017 automatic annual stock options shall be granted pursuant to the Amended and Restated 2009 Stock Option Plan. The grant dates for the one-time stock options and the 2017 automatic annual stock options shall be the date of this meeting. The stock options all shall have the same three-year vesting schedule as previous grants. The exercise price for the one-time stock options and the 2017 automatic annual stock options will be the closing price of the Company's ordinary shares on the day before this annual general meeting of shareholders. Subsequent annual stock options shall have an exercise price equal to the closing price of the Company's ordinary shares on the day before the applicable annual general meeting of shareholders.

PROPOSED RESOLUTION

        You are requested to adopt the following resolution:

    Resolved, that the amendment to the equity compensation policy for our non-employee directors to (i) increase the annual stock option grant to an option for 8,000 ordinary shares and (ii) grant a one-time stock option to purchase 13,029 ordinary shares to each of the Company's non-employee directors is hereby approved.

VOTE REQUIRED:

        The affirmative vote of a majority of the shares represented at the meeting in person or by proxy, entitled to vote and voting thereon, is required to adopt the foregoing resolutions.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE GRANT OF STOCK OPTIONS TO THE NON-EMPLOYEE DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL 4—APPROVAL OF THE GRANT OF STOCK OPTIONS AND RESTRICTED STOCK
UNITS TO MR. JONATHAN RIGBY, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

        The Company requests approval of a one-time grant of stock options to purchase 163,394 ordinary shares and a one-time grant of 83,210 restricted stock units to Mr. Jonathan Rigby, our President and Chief Executive Officer and one of our directors, pursuant to the Amended and Restated 2009 Stock Option Plan. Our compensation committee and our Board of Directors, subject to the approval of our shareholders at this meeting, have approved the grant of such stock options.

        These stock options will be exercisable for a period of 10 years from the date of grant by the board of directors, unless terminated earlier pursuant to the Amended and Restated 2009 Stock Option Plan, and will vest over three years, with one-third vesting on the anniversary of the grant date and the remainder vesting in equal consecutive quarterly installments thereafter. The grant date shall be the date of this annual general meeting of shareholders. The exercise price for the stock option will be the closing price of the Company's ordinary shares on the day before this annual general meeting of shareholders.

        The restricted stock units are 50% time-based and 50% performance based, and shall vest as follows: 50% on June 30, 2018 and 50% upon the approval by the FDA of the New Drug Application for Trevyent.

        The stock option grant and grant of restricted stock units are intended to further align Mr. Rigby's long-term interests with those of our shareholders, to bring Mr. Rigby's compensation in line with market practice, and to retain Mr. Rigby as the Company's President and Chief Executive Officer. We also expect that this stock option will directly link Mr. Rigby's performance to delivering value to our shareholders.

        Under the Israeli Companies Law, the compensation of our chief executive officer requires the approval of the compensation committee of our board of directors, our board of directors and our shareholders, in that order. The compensation committee recommended, and the board approved, this one-time grant of a stock option and one-time grant of restricted stock units to Mr. Rigby, and determined that such grant is consistent with our compensation policy.

PROPOSED RESOLUTION

        You are requested to adopt the following resolution:

    Resolved, that a one-time grant of a stock option to Jonathan Rigby, our President and Chief Executive Officer, to purchase 163,394 ordinary shares and a one-time grant of 83,210 restricted stock units pursuant to the Amended and Restated 2009 Stock Option Plan is hereby approved.

VOTE REQUIRED:

        Pursuant to the Israeli Companies Law, the adoption of the foregoing resolution requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy, entitled to vote and voting thereon, and further requires that either (i) a majority of the shares of non-controlling shareholders and shareholders who do not have a personal benefit or other interest in the resolution (excluding any abstained votes) are voted in favor of the adoption of the foregoing resolution or (ii) the total number of shares of non-controlling shareholders and of shareholders who do not have a personal benefit or other interest in the resolution voted against the adoption of the foregoing resolution does not exceed 2% of our outstanding voting power.

        Under the Israeli Companies Law, a "controlling shareholder" for purposes of this proposal is any shareholder who has the ability to direct the company's actions, including any shareholder holding 50% or more of the voting power of the company, including a person who holds 25% or more of voting rights in the company at the meeting, if there is no other person who holds more than 50% of the voting rights in the company; for purposes of this proposal, two or more persons who hold voting rights in the company and each of whom has a personal interest in the approval of the same transaction brought for approval by the company shall be deemed as holding jointly.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE GRANT OF STOCK OPTIONS TO PURCHASE 163,394 ORDINARY SHARES OF THE COMPANY AND THE GRANT OF 83,210 RESTRICTED STOCK UNITS TO JONATHAN RIGBY UNDER THE TERMS DESCRIBED ABOVE.

OTHER INFORMATION REGARDING THE COMPANY

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our executive officers as of August 31, 2017:

Name	Age	Position
Jonathan M.N. Rigby	49	President, Chief Executive Officer, Director
David W. Nassif	63	Executive Vice President and Chief Financial Officer
Peter D. Noymer, Ph.D.	51	Executive Vice President and Chief Operating Officer

        Jonathan M.N. Rigby. Mr. Rigby's biography is included above under the section titled "Proposal 1—Current Nominees whose Term Expires at this 2017 Annual General Meeting."

        David W. Nassif has served as our Executive Vice President, Chief Financial Officer and Secretary since March 2013 (first as a financial consultant and commencing March 2015 on a full-time basis) He served as President and Chief Financial Officer of Histogen, Inc., a privately-held, regenerative medicine company, from May 2011 through September 2014 after consulting for Histogen since December 2010. Mr. Nassif served as the Chief Financial Officer and Executive Vice President of Zogenix, Inc., a publicly-held, specialty pharmaceutical company from May 2007 (after consulting for SteadyMed from October 2006 to May 2007) to February 2010. From May 2006 to October 2006, as well as from 2001 to 2002, he served as a principal at Strategic Consulting Services providing capital raising, mergers and acquisitions, licensing, SEC advisory and investor relations services to various public and private life science and technology companies, including Amphastar Pharmaceuticals, Inc. From 2002 to May 2006, Mr. Nassif was the Chief Financial Officer and Senior Vice President of Global Licensing at Amphastar, a publicly-held, specialty pharmaceutical company. From 2000 to 2001, he was the Chief Financial Officer and Senior Vice President of RealAge, Inc., a privately-held healthcare database information marketing company. From 1993 through 1999, Mr. Nassif held various positions with Cypros Pharmaceutical Corporation, a publicly-held, specialty pharmaceutical company, culminating in the position of Chief Financial Officer and Senior Vice President, and leading them through a merger with Ribogene (now Mallinckrodt Pharmaceuticals) in 1999. Mr. Nassif received a B.Sc. in Finance and Management Information Systems from the University of Virginia with honors and a J.D. from the University of Virginia School of Law.

        Peter D. Noymer, Ph.D., has served as our Executive Vice President and Chief Operating Officer since December 2016 and served as our Executive Vice President of Research & Development and Chief Technical Officer from February 2013 to December 2016. From August 2006 to February 2013, he held positions of increasing responsibility at Alexza Pharmaceuticals, including Vice President of Product R&D from January 2009 to February 2013. At Alexza, Dr. Noymer worked on several development programs involving combination products for novel therapies, including Adasuve®, the first U.S. and EU approved inhalable treatment for acute agitation. From 1999 to 2006, Dr. Noymer held various management positions at Aradigm Corporation, developing drug-device combination products for both inhalation and injection. Prior to Aradigm, he held an appointment as Visiting Assistant Professor at Carnegie Mellon University, as well as various engineering positions at GE. Dr. Noymer received M.S. and Ph.D. degrees in mechanical engineering from M.I.T., and a B.S. degree in mechanical & aerospace engineering from Princeton University.

EXECUTIVE COMPENSATION

Executive Compensation

        Our named executive officers, or NEOs, for 2016, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

  •
  Jonathan M.N. Rigby, President, Chief Executive Officer;

  •
  David W. Nassif, Executive Vice President, Chief Financial Officer and Secretary; and

  •
  Peter D. Noymer, Ph.D., Executive Vice President and Chief Operating Officer.

Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during 2015 and 2016.

Name and principal position	Year	Salary ($)	Bonus(1)(7) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Option Awards(6) ($)	Total ($)
Jonathan M.N. Rigby	2015	420,175	125,000	136,557	10,906	(3)	197,217	889,855
President, Chief Executive	2016	431,200	—	107,800	—		342,500	1,018,057
Officer
David W. Nassif	2015	269,825	50,000	52,616	136,031	(4)	105,777	614,249
Executive Vice President and	2016	351,750	—	70,350	50,000	(5)	109,600	634,316
Chief Financial Officer
Peter D. Noymer	2015	289,833	65,000	72,521	—		100,124	527,478
Executive Vice President and	2016	302,592	—	53,641	—		204,600	633,354
Chief Operating Officer

(1)
Amounts shown in this column represent discretionary cash bonus awards granted to our NEOs for performance. These discretionary cash bonuses were determined by our board of directors and, if and as required under the Companies Law, approved by our shareholders.

(2)
Amounts shown in this column represent cash bonus awards granted to our NEOs under an annual incentive plan. Such bonuses are tied to achievement against financial goals that are set in the first quarter of the applicable fiscal year, with payouts determined after the close of the year and primarily based on our level of achievement against those goals.

(3)
Amount shown reflects $10,156 healthcare insurance premiums paid for Mr. Rigby and his family, prior to implementation of company-wide healthcare policies and $750 for car allowance in January through March 2015, prior to our initial public offering.

(4)
Amount shown reflects consulting fees earned September through December 2014 and paid in 2015.

(5)
Amount shown reflects consulting fees earned the first quarter of 2015 and paid in 2016.

(6)
Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted to our NEOs in the fiscal years ended December 31, 2015 and December 31, 2016, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 10(g) to our consolidated financial statements included in our Annual Report on Form 10-K filed March 29, 2017. As required by SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation to the extent the trading price of our ordinary shares is greater than the exercise price of such share options. The amounts shown reflect the aggregate grant date fair value of a performance based stock option granted. Each stock option granted is subject to vesting and reflects the maximum possible value of the award.

(7)
The amounts paid as bonuses in 2016 have been corrected since this information was included in our Annual Report on Form 10-K filed March 29, 2017.

Outstanding Equity Awards at December 31, 2016

        The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price		Option Expiration Date
Jonathan M.N. Rigby	88,831	0	(1)	$3.61	(10)	08/11/2018
	152,342	0	(1)	$3.61	(10)	07/19/2019
	18,515	0	(1)	$3.61	(10)	05/01/2020
	133,122	12,090	(2)	$3.61		07/07/2021
	87,677	43,864	(3)	$5.84		01/25/2022
	0	125,000	(4)	2.74		06/17/2026
David W. Nassif	3,100	0	(1)	$3.61		07/07/2021
	93,126	66,516	(5)	$3.61		09/16/2021
	34,535	17,297	(6)	$5.84		01/25/2022
	0	40,000	(4)	$2.74		06/17/2026
Peter D. Noymer	18,942	1,720	(7)	$3.61		07/07/2021
	53,018	0	(1)	$3.61		07/07/2021
	6,697	604	(8)	$3.61		07/07/2021
	17,539	8,772	(9)	$5.84		01/25/2022
	0	40,000	(4)	$2.74		06/17/2026
	0	25,000	(4)	$3.80		11/21/2026

(1)
100% of the shares subject to this option were vested as of December 31, 2016.

(2)
Approximately 91% of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in a series of equal consecutive quarterly installments thereafter.

(3)
Approximately 66% of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in equal consecutive quarterly installments thereafter through March 31, 2017.

(4)
None of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in equal consecutive quarterly installments thereafter.

(5)
Approximately 58% of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in equal consecutive quarterly installments thereafter.

(6)
Approximately 66% of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in equal consecutive quarterly installments thereafter.

(7)
Approximately 91% of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in series of equal consecutive quarterly installments thereafter.

(8)
Approximately 91% of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in a series of equal consecutive quarterly installments thereafter.

(9)
Approximately 66% of the shares subject to this option were vested as of December 31, 2016, and the remainder will vest in equal consecutive quarterly installments thereafter through March 31, 2017.

(10)
This option was re-priced from $4.07 to $3.61 per ordinary share on July 7, 2014.

Executive Employment Arrangements; Potential Payments and Acceleration of Equity upon Termination and/or in Connection with a Change in Control

        We have entered into employment agreements with each of our named executive officers. The employment agreements have no specific term of employment and the relationships created thereby constitute at-will employment. A summary of our current employment arrangements with each of these officers is set forth below. The summary below is qualified in its entirety by reference to the text of the actual employment agreements, which have been previously filed with the SEC and are incorporated herein by reference.

Jonathan M.N. Rigby

        Under his employment agreement, Mr. Rigby will be eligible to receive an annual bonus, with the target level determined as 50% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus will be determined by our board of directors and, as required under the Companies Law, our shareholders and based upon both the Company and Mr. Rigby's achievement of objectives and milestones to be determined on an annual basis by our board of directors in consultation with Mr. Rigby.

        In the event of upon certain change in control events, the vesting of 50% of the then-unvested shares subject to Mr. Rigby's outstanding equity awards will be accelerated and will become fully vested and exercisable, regardless of whether his employment is terminated. If Mr. Rigby is terminated in connection with such a change in control event, then the vesting of 100% of then-unvested shares subject to Mr. Rigby's outstanding equity awards will be accelerated and will become fully vested and exercisable.

        Mr. Rigby's employment agreement also provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason, the cash amount of which consists of one times his annual base salary payable over the six month period following his termination date. In addition, if Mr. Rigby is terminated upon certain change in control events, then Mr. Rigby will be entitled to severance benefits in addition to the equity acceleration described above, including a one-time cash payment equal to 1.5 times his annual base salary.

David W. Nassif

        Under his employment agreement, Mr. Nassif will be eligible to receive an annual bonus, with the target level determined as 40% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus will be determined by our board of directors in its sole discretion and based upon both the Company and Mr. Nassif's achievement of objectives and milestones to be determined on an annual basis by our board of directors in consultation with Mr. Nassif.

        In the event of upon certain change in control events, the vesting of 50% of the then-unvested shares subject to Mr. Nassif's outstanding equity awards will be accelerated and will become fully vested and exercisable, regardless of whether his employment is terminated. If Mr. Nassif is terminated in connection with such a change in control event, then the vesting of 100% of then-unvested shares subject to Mr. Nassif's outstanding equity awards will be accelerated and will become fully vested and exercisable.

        Mr. Nassif's employment agreement also provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason, the cash amount of which consists of one times his annual base salary payable over the six month period following his termination date. In addition, if Mr. Nassif is terminated upon certain change in control events, then Mr. Nassif will be entitled to severance benefits in addition to the equity acceleration described above, including a one-time cash payment equal to 1.25 times his annual base salary.

Peter D. Noymer, Ph.D.

        Under his employment agreement, Dr. Noymer will be eligible to receive an annual bonus, with the target level determined as 35% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus will be determined by our board of directors in its sole discretion and based upon both the Company and Dr. Noymer's achievement of objectives and milestones to be determined on an annual basis by our board of directors in consultation with Dr. Noymer.

        In the event of upon certain change in control events, the vesting of 50% of the then-unvested shares subject to Dr. Noymer's outstanding equity awards will be accelerated and will become fully vested and exercisable, regardless of whether his employment is terminated. If Dr. Noymer is terminated in connection with such a change in control event, then the vesting of 100% of then-unvested shares subject to Dr. Noymer's outstanding equity awards will be accelerated and will become fully vested and exercisable.

        Dr. Noymer's employment agreement also provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason, the cash amount of which consists of 75% of his annual base salary payable over the six month period following his termination date. In addition, if Dr. Noymer is terminated upon certain change in control events, then Dr. Noymer will be entitled to severance benefits in addition to the equity acceleration described above, including a one-time cash payment equal to his annual base salary.

Compensation Policy

        We have adopted a compensation policy in accordance with the Companies Law. The compensation policy serves as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy relates to certain factors, including advancement of the Company's objectives, the Company's business plan and its long-term strategy, and creation of appropriate incentives for office holders, and must consider (among other things) the Company's risk management, size and the nature of its operations. The compensation policy also considers the following additional factors:

  •
  the education, skills, expertise and accomplishments of the relevant office holder;

  •
  the office holder's roles and responsibilities and prior compensation agreements with him or her;

  •
  the relationship between the terms offered and the average compensation of the other employees of the Company (including any employees employed through manpower companies);

  •
  the impact of disparities in salary upon work relationships in the Company;

  •
  the possibility of reducing variable compensation at the discretion of the board of directors, and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and

  •
  as to severance compensation, the period of employment or service of the office holder, the terms of his or her compensation during such period, the Company's performance during such period, the person's contribution towards the Company's achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the Company.

        The compensation policy also includes the following principles:

  •
  the link between variable compensation and long-term performance and measurable criteria;

  •
  the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;

  •
  the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the Company's financial statements;

  •
  the minimum holding or vesting period for variable, equity-based compensation; and

  •
  maximum limits for severance compensation.

Change in Control

        We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Employee Benefit Plans

        On June 18, 2009, we adopted our 2009 Stock Option Plan, or the 2009 Plan. Our board of directors and shareholders approved an amendment and restatement of the 2009 Plan, or the Restated 2009 Plan, in February 2015 and March 2015, respectively and an amendment in October 2016. The Restated 2009 Plan permits the grant of stock awards to our directors, employees, officers, consultants and service providers.

        In 2013, we adopted our 2013 Stock Incentive Subplan, or the 2013 Plan as an annex to the 2009 Plan under which options were granted to individuals performing services on behalf of our United States subsidiary. Our Board of Directors has decided to discontinue making awards under the 2013 Plan annex.

        As of August 31, 2017, options to purchase an aggregate of 1,764,574 ordinary shares were outstanding and 1,002,882 ordinary shares were available for future grant, under our the Restated 2009 Plan.

        Under the Restated 2009 Plan, as amended, there are annual increases to the reserved pool, starting January 1, 2017 through (and including) January 1, 2024 equal to (a) 4% of the total ordinary shares outstanding on December 31 of the preceding year, or (b) such lesser number of ordinary shares as determined by our board of directors prior to January 1 of such year.

        Any shares underlying an award that expires, is cancelled or terminated or forfeited for any reason (and without having been exercised, in the case of an option) shall be returned to the reserved pool of shares and shall again be available for grant under the Restated 2009 Plan, unless the committee or the board determines otherwise.

        The Restated 2009 Plan is administered by our board of directors or a committee designated by our board of directors, which determines, subject to Israeli or other applicable law, the grantees of stock awards, the terms of such awards, including exercise prices in the case of options and stock appreciation rights, vesting schedules, acceleration of vesting, the type of option or other award, and the other matters necessary or desirable for, or incidental to the administration of the Restated 2009 Plan. The Restated 2009 Plan provides for the issuance of stock awards under various country regimes including Israeli and U.S. tax regimes. Permissible awards under the Restated 2009 Plan include options, restricted share awards, restricted share unit awards, and other share-based awards.

        The Restated 2009 Plan provides that options granted to our employees, directors and officers who are not controlling shareholders and who are considered Israeli residents are intended to qualify for special tax treatment under the "capital gains track" provisions of Section 102(b)(2) of the Israeli Tax Ordinance, or the Ordinance. Under the Restated 2009 Plan, our Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

        Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and who are Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, which provides the most favorable tax treatment for grantees, permits the issuance to a trustee under the "capital gains track." In order to comply with the terms of the capital gains track, all options granted under a specific plan and subject to the provisions of Section 102 of the Ordinance, as well as the shares issued upon exercise of such options and other shares received following any realization of rights with respect to such options, such as share dividends and share splits, must be registered in the name of a trustee selected by the board of directors and held in trust for the benefit of the relevant employee, director or officer. The trustee may not release these options or shares to the relevant grantee before the second anniversary of the registration of the options in the name of the trustee. However, under this track, we are not allowed to deduct an expense with respect to the issuance of the options or shares.

        Under the Restated 2009 Plan, the exercise price of options granted to individuals resident in Israel shall be determined by the administrator. Options granted under the Restated 2009 Plan to U.S. residents may qualify as "incentive stock options", or ISOs, or may be "nonstatutory stock options". The exercise price of options granted to U.S. residents will be the closing price our ordinary shares on the applicable stock exchange on the date of grant, except that the exercise price for ISOs granted to an optionee holding more than 10% of the voting power of our share capital must not be less than 110% of the fair market value of our ordinary shares on the date of grant.

        Under the Restated 2009 Plan, a maximum of 2,647,803 ordinary shares may be issued pursuant to the exercise of incentive stock options.

        Under the Restated 2009 Plan, for purposes of awards to "covered employees" intended to qualify as performance-based awards under Section 162(m) of the United States Internal Revenue Code, a maximum of 100,000 shares subject to options may be granted to any one individual in any one calendar year; and a maximum of 100,000 shares considered "full value awards" (such as restricted share or restricted share units) may be granted to any one individual in any one calendar year.

        Options granted under the Restated 2009 Plan are subject to vesting schedules as determined by the committee or the board, and generally expire no later than ten years from the date of grant, unless a different term is provided in the option agreement.

        Under the Restated 2009 Plan, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may exercise options that have vested prior to termination within a period of twelve months after the date of termination. If a grantee's employment or service is terminated for cause, all of the grantee's vested and unvested options expire on the date of termination. If a grantee's employment or service is terminated without cause or due to retirement, the grantee may exercise his or her vested options within three months after the date of termination, except as otherwise provided by the committee or in an award agreement. Any expired or unvested options are returned to the pool for reissuance.

        The exercise price and the number and/or type of shares issuable upon exercise of options under the Restated 2009 Plan shall be adjusted due to a share split (forward or reverse), share dividend, recapitalization or similar adjustment affecting our outstanding share capital.

        The Restated 2009 Plan provides that in the event of a merger or consolidation of our Company, or a sale of all, or substantially all, of our shares or assets or other transaction having a similar effect on us, then without the consent of any grantee, our board of directors or its designated committee, as applicable, may but is not required to (i) cause any outstanding award to be assumed or an equivalent award to be substituted by such successor corporation, or (ii) in case the successor corporation refuses to assume or substitute the award (a) provide the grantee with the option to exercise the award as to all or part of the shares (even a portion not then otherwise vested) or (b) cancel the options against payment in cash in an amount determined by the board of directors or the committee as fair in the circumstances. Notwithstanding the foregoing, our board of directors or its designated committee may upon such event amend or terminate the terms of any award, including conferring the right to purchase any other security or asset that the board of directors shall deem, in good faith, appropriate. Pursuant to the foregoing provisions of the Restated 2009 Plan, our board of directors has determined that upon the occurrence of any such merger or similar event, the vesting of options granted to certain of our executive officers will accelerate, thereby enabling such officers to exercise those options (even to the extent not otherwise exercisable).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of August 31, 2017, for (i) each of our named executive officers, (ii) each of our directors; (iii) all of our directors and executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares issuable under options or warrants that are exercisable within 60 days after August 31, 2017 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

        Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their ordinary shares, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o SteadyMed Therapeutics, Inc., 2410 Camino Ramon, Suite 285, San Ramon, CA 94583.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(1)
5% Shareholders:
Brian J. Stark	6,267,032	(2)	22.27%
Brown Bear Holdings LP	1,579,678	(3)	5.86%
Samson Venture Partners I, LLC	1,045,816	(4)	3.94%
SteadyMed Investors, LLC	2,801,797	(5)	10.45%
Adage Capital Partners L.P.	2,478,697	(6)	9.12%
Entities associated with Deerfield Management Company L.P.	2,080,093	(7)	7.64%
Entities associated with Federated Investors Inc.	4,912,873	(8)	18.50%
Entities associated with OrbiMed Advisors LLC	7,905,392	(9)	26.16%
Directors and Named Executive Officers:
Jonathan M.N. Rigby	603,775	(10)	2.22%
David W. Nassif	200,311	(11)	* %
Peter D. Noymer	121,766	(12)	* %
Keith Bank	2,929,251	(13)	10.89%
Stephen J. Farr	42,904	(14)	* %
Ron Ginor	1,190,949	(15)	4.48%
Donald D. Huffman	23,529	(16)	* %
Brian J. Stark	6,267,032	(2)	22.27%
Elizabeth Cermak	23,529	(17)	* %
All executive officers and directors as a group (9 persons)	11,403,046		38.63%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)
Based on 26,556,052 outstanding ordinary shares, par value NIS $0.01 per share, of SteadyMed Ltd. as of August 31, 2017.

(2)
Consists of (i) 253,309 ordinary shares jointly held by Brian Stark and Debra Altshul-Stark, (ii) 1,166,428 ordinary shares held by Brown Bear Holdings LP, (iii) 2,937,938 ordinary shares held by Brian Stark, (iv) 323,500 ordinary shares held by Debra Altshul-Stark, (v) 23,529 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017 (vi) 1,149,078 ordinary shares issuable upon exercise of a warrant held by Brian Stark, and (vii) 413,250 ordinary shares issuable upon exercise of a warrant held by Brown Bear Holdings LP. Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the sole member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP. The address of Brian Stark and the foregoing individuals and entities is 735 N. Water Street, Suite 790, Milwaukee, WI 53202.

(3)
Consists of (i) 1,166,428 ordinary shares and (ii) 413,250 ordinary shares issuable upon exercise of a warrant held by Brown Bear Holdings LP. Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the sole member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP. The address of Brian Stark and the foregoing individuals and entities is 735 N. Water Street, Suite 790, Milwaukee, WI 53202.

(4)
Consists of 1,045,816 ordinary shares, including 11,714 shares acquired as a nominee for a member of Samson Venture Partners I, LLC. Samson Venture Partners, LLC, the manager of Samson Venture Partners I, LLC may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Samson Venture Partners I, LLC. Ron Ginor and Karen Becker are the co-managers of Samson Venture Partners, LLC and jointly hold voting power and shared power to dispose of shares held by Samson Venture Partners I, LLC. The address of Samson Venture Partners I, LLC is 924 East 51st Street, Austin, TX 78751.

(5)
Consists of (i) 2,088,258 ordinary shares held by SteadyMed Investors, LLC, (ii) 181,025 ordinary shares held by SteadyMed Investors II, LLC, an affiliate of SteadyMed Investors, LLC and (iii) 266,257 ordinary shares and 266,257 ordinary shares issuable upon the exercise of warrants held by SteadyMed Investors III LLC, an affiliate of SteadyMed Investors, LLC. KB Partners, LLC, the managing member of SteadyMed Investors, LLC, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SteadyMed Investors, LLC. Keith Bank, one of our directors, is the managing member of KB Partners, LLC. The address of SteadyMed Investors, LLC is 600 Central Avenue, Suite 390, Highland Park, IL 60035.

(6)
Consists of (i) 1,849,767 ordinary shares owned by Adage Capital Partners L.P. and (ii) 628,930 ordinary shares issuable upon the exercise of warrants held by Adage Capital Partners L.P. Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners L.P., and ACA is the managing member of Adage Capital Partners GP, L.L.C.; therefore, Adage Capital Partners GP, L.L.C. and Adage Capital Partners L.P. may be deemed to beneficially own securities owned by ACP. The address of Adage Capital Partners LP is 200 Clarendon Street, 52nd Floor, Boston MA 02116.

(7)
Consists of (i) 869,770 ordinary shares held by Deerfield Special Situations Fund, L.P., (ii) 456,383 ordinary shares issuable upon the exercise of warrants held by Deerfield Special Situations Fund, L.P., (iii) 549,017 ordinary shares held by Deerfield Private Design Fund III, L.P. and (iv) 204,813 ordinary shares issuable upon the exercise of warrants held by Deerfield Private Design Fund III, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P., and Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. (the "Deerfield Funds"). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations Fund, L.P. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(8)
Consists of: (a) 3,767,871 ordinary shares held by Federated Kaufmann Fund, a portfolio of Federated Equity Funds; (b) 1,054,117 ordinary shares held by Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds; (c) 90,885 ordinary shares held by Federated Kaufmann Fund II, a portfolio of Federated Insurance Series (collectively, the "Federated Kaufmann Funds"). The Federated Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Investors, Inc. (together, "Federated"). The address of the Federated Kaufmann Funds is 101 Park Avenue, Suite 4100, New York, New York 10178.

(9)
Consists of (i) 2,123,098 ordinary shares owned by OrbiMed Israel Partners II, L.P., (ii) 1,829,598 ordinary shares issuable upon the exercise of warrants held by OrbiMed Israel Partners II, L.P., (iii) 2,123,098 ordinary shares owned by OrbiMed Private Investments VI, L.P. and (iv) 1,829,598 ordinary shares issuable upon the exercise of warrants held by OrbiMed Private Investments VI, L.P. OrbiMed Capital GP VI LLC ("GP VI") is the sole general partner of OrbiMed Private Investments VI, L.P. ("OPI VI"), pursuant to the terms of the limited partnership agreement of OPI VI. OrbiMed Advisors LLC ("OrbiMed Advisors") is the sole managing member of GP VI, pursuant to the terms of the limited liability company agreement of GP VI. Samuel D. Isaly ("Isaly"), a natural person, is the managing member of and owner of a controlling interest in OrbiMed Advisors. Pursuant to these agreements and relationships, GP VI, OrbiMed Advisors, and Isaly may be deemed to have the power to vote and the power to dispose of shares directly held by OPI VI and as a result may be deemed to have beneficial ownership of such shares. Each of GP VI, OrbiMed Advisors and Mr. Isaly disclaims beneficial ownership of the shares held by OPI VI, except to the extent of its or his pecuniary interest therein if any. OrbiMed Israel GP II, LP ("OrbiMed Israel") is the sole general partner of OrbiMed Israel Partners II, L.P. ("OIP II") pursuant to the terms of the limited partnership agreement of OIP II. OrbiMed Advisors Israel II Limited ("OrbiMed Limited") is the sole general partner of OrbiMed Israel pursuant to the terms of the limited partnership agreement of OrbiMed Israel. Pursuant to these agreements and relationships, OrbiMed Limited and OrbiMed Israel may be deemed to have the power to vote and the power to dispose of shares directly held by OIP II and as result may be deemed to have beneficial ownership of such shares. Each of OrbiMed Limited and OrbiMed Israel disclaims beneficial ownership of the shares held by OIP II, except to the extent of its pecuniary interest therein if any. The address of OrbiMed Advisors LLC is 601 Lexington Avenue, 54 Floor, New York, NY 10022.

(10)
Consists of (i) 577,558 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017 and (ii) 26,217 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017 held by Marilyn Rigby. Marylyn Rigby is the spouse of Jonathan Rigby and Jonathan Rigby may be deemed to have shared voting power and shared power to dispose of shares held by Marilyn Rigby.

(11)
Consists of 200,311 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017.

(12)
Consists of 121,766 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017.

(13)
Consists of (i) 72,524 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017, (ii) the shares and warrants beneficially owned by SteadyMed Investors, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC as described in Note 5 above, (iii) 29,830 ordinary shares held by Keith Bank and (iv) 25,000 shares held by The Barbara Bank Trust. Keith Bank is the spouse of Barbara Bank and may be deemed to have sole voting power and sole power to dispose of shares held by The Barbara Bank Trust. KB Partners, LLC, the managing member of SteadyMed Investors, LLC, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SteadyMed Investors, LLC. Keith Bank, one of our directors, is the managing member of KB Partners, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC and may be deemed to have sole voting power and sole power to dispose of shares held by both SteadyMed Investors LLC, SteadyMed Investors II LLC and SteadyMed Investors III LLC.

(14)
Consists of 42,904 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017.

(15)
Consists of (i) 1,045,816 shares beneficially owned by Samson Venture Partners I, LLC as described in Note 4 above, (ii) 105,306 ordinary shares, beneficially owned by Iron Capital I, LLC, (iii) 16,298 ordinary shares beneficially owned by Randsburg Capital, LLC and (iv) 23,529 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017. Iron Capital, LLC may be deemed to have sole power to vote and dispose of shares directly owned by Iron Capital I, LLC. Ron Ginor is the sole manager of Iron Capital, LLC and holds the power to dispose of shares held by Iron Capital I, LLC. The address for Iron Capital I, LLC is 1000 East 51st Street, Austin, TX 78751. Ron Ginor and Himanshu Kashyap are the co-managers of Randsburg Capital, LLC and jointly hold voting power and shared power to dispose of shares held by Randsburg Capital, LLC. The address of Randsburg Capital, LLC is 1000 East 51st Street, Austin, TX 78751.

(16)
Consists of 23,529 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017.

(17)
Consists of 23,529 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after August 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year, all Section 16(a) report required to be filed by our officers, directors, and greater than 10% beneficial owners were filed and that such filings were timely except the following: Mr. Rigby, an officer, filed one late Form 4 dated July 22, 2016; Dr. Noymer, an officer, filed two late Form 4s dated July 22, 2016 and November 30, 2016; and Mr. Nassif, an officer, filed one late Form 4 dated July 22, 2016.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a summary of transactions since January 1, 2015 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

2016 Private Placement

        On July 29, 2016, the Company entered into a subscription agreement with investors for a private placement, or the 2016 Private Placement, of the Company's ordinary shares, pursuant to which the Company agreed to issue and sell to the investors for an aggregate price of up to approximately $32,000,000 the following securities: (i) in the initial tranche, an aggregate of 6,554,016 Ordinary Shares of the Company, for $3.13 per share, and warrants to purchase up to 6,554,016 additional Ordinary Shares of the Company, for $0.125 per share, and (ii) in the second tranche, an aggregate of up to approximately $10,700,000 of Ordinary Shares of the Company at a purchase price equal to the higher of (i) $3.13 or (ii) the average closing price of Ordinary Shares of the Company on NASDAQ over the 30 trading days immediately preceding the closing date of the second tranche with no warrants. The first tranche of the 2016 Private Placement closed on August 4, 2016, pursuant to which the Company received approximately $19,800,000 in net proceeds. The warrants issued are exercisable immediately upon issuance and may be exercised at any time prior to August 2021 at an exercise price of $3.5995 per share. The Company filed a registration statement for the resale of the shares and warrant shares issued in the 2016 Private Placement which was declared effective on September 21, 2016.

        The following table summarizes the purchases of ordinary shares and warrant shares in the 2016 Private Placement by our executive officers, directors, and holders of more than 5% of our share capital:

Shareholder	Ordinary Shares	Total Purchase Price	Warrant Shares	Total Purchase Price
Brown Bear Holdings LP(1)	371,375	$1,162,404	371,375	$46,422
Brian Stark(1)	939,428	$2,940,410	939,428	$117,429
SteadyMed Investors III LLC(2)	266,257	$833,384	266,257	$33,282
Entities affiliated with Deerfield Management Company L.P.	409,626	$1,282,129	409,626	$51,203
Entities affiliated with Federated Investors Inc.	1,351,766	$4,231,028	1,351,766	$168,971
Entities affiliated with OrbiMed Advisors LLC(3)	3,072,196	$9,615,973	3,072,196	$384,024

(1)
Brian Stark, a member of our board of directors, is sole member of Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP.

(2)
Keith Bank, a member of our board of directors, is the managing member of SteadyMed Investors III, LLC.

(3)
Ron Ginor, a member of our board of directors, is a Venture Partner of OrbiMed Advisors, which is an affiliate of OrbiMed Israel Partners II, L.P. and OrbiMed Private Investments VI, L.P.

2017 Private Placement

        On April 20, 2017, the Company entered into a subscription agreement with investors for a private placement, or the 2017 Private Placement, of the Company's ordinary shares, pursuant to which the Company agreed to issue and sell to the investors for an aggregate price of up to approximately $30,000,000 the following securities: (i) an aggregate of 5,031,550 Ordinary Shares of the Company, for $5.90 per share and (ii) warrants to purchase up to 2,515,775 additional Ordinary Shares of the

Company, for $0.125 per share. The 2017 Private Placement closed on April 25, 2017, pursuant to which the Company received approximately $28,110,000 in net proceeds. The warrants issued are exercisable immediately upon issuance and may be exercised at any time prior to April 2022 at an exercise price of $6.785 per share. The Company filed a registration statement for the resale of the shares and warrant shares issued in the 2017 Private Placement which was declared effective on June 6, 2017

        The following table summarizes the purchases of ordinary shares and warrant shares in the 2017 Private Placement by our executive officers, directors, and holders of more than 5% of our share capital:

Shareholder	Ordinary Shares	Total Purchase Price	Warrant Shares	Total Purchase Price
Brown Bear Holdings LP(1)	83,750	$494,125	41,875	$5,234
Brian Stark(1)	419,300	$2,473,870	209,650	$26,206
Adage Capital Partners L.P.	1,257,860	$7,421,374	628,930	$78,616
Entities affiliated with Deerfield Management Company L.P.	503,140	$2,968,526	251,570	$31,446
Entities affiliated with OrbiMed Advisors LLC(2)	1,174,000	$6,926,600	587,000	$73,375

(1)
Brian Stark, a member of our board of directors, is sole member of Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP.

(2)
Ron Ginor, a member of our board of directors, is is Venture Partner of OrbiMed Advisors, which is an affiliate of OrbiMed Israel Partners II, L.P. and OrbiMed Private Investments VI, L.P.

Sales of Preferred Shares

        Prior to our IPO in March 2015, we signed an addendum to the Series E Preferred Share purchase agreement on January 24, 2015 to raise additional funds of $11.4 million, net of fees and expenses. Under the addendum, we issued 1,445,966 Series E Convertible Preferred Shares to existing and new in investors for a price of $8.49 per share.

        The following table summarizes purchases of preferred shares by our executive officers, directors, and holders of more than 5% of our share capital:

Shareholder	Series E (shares)*	Total Purchase Price
Brian J. Stark	181,025	$1,536,500
Iron Capital I, LLC(1)	23,560	$200,000
SteadyMed Investors, LLC and SteadyMed Investors II, LLC(2)	181,025	$1,536,500
Entities affiliated with Deerfield Management Company L.P.	530,178	$4,500,000
Entities affiliated with Federated Investors Inc.	530,178	$4,500,000

*
Share amounts have been retroactively adjusted to give effect to a forward share split of 7.75-for-1 of our shares effected on March 1, 2015 by way of an issuance of bonus shares for each share on an as-converted basis prior to the completion of this offering. All outstanding Series E preferred shares were converted into ordinary shares on a 1-for-1 basis.

(1)
Ron Ginor, a member of our board of directors, is the co-manager of Iron Capital I, LLC.

(2)
Keith Bank, a member of our board of directors, is the managing member of SteadyMed Investors II, LLC and of KB Partners, LLC, which is the managing member of SteadyMed Investors, LLC.

Other Transactions with our Executive Officers, Directors and Significant Shareholders

        Investor Rights Agreement.    We and the holders of our preferred shares have entered into an agreement, pursuant to which these shareholders and warrant holders will have registration rights with respect to their ordinary shares.

        Option Grant.    We have made option grants to certain of our directors and executive officers.

        Employment Agreements and Change of Control Arrangements.    All of our named executive officers are at-will employees. They hold share options with accelerated vesting provisions that apply in certain circumstances in connection with a change of control.

        Indemnification Agreements.    Our restated articles of association provide that we may indemnify each of our directors and officers to the fullest extent permitted by Israeli law. Furthermore, we have entered into indemnification agreements with each of our directors and officers.

        Policy on Related Party Transactions.    All transactions between us and our officers, directors, principal shareholders and their affiliates are approved by the audit committee, or a similar committee consisting of entirely independent directors and, as required under any applicable law, our shareholders.

        With the exception of the private placement described above, the related party transactions described in this section occurred prior to the adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in this policy. However, these transactions were reviewed and approved by our board of directors, and, as required, our shareholders. The private placement was reviewed and approved by our audit committee on July 28, 2016 pursuant to our policy on related party transactions.

Independence of Directors

        Please see "Structure and Practices of the Board—Independent Directors" for information about the director independence standards and the composition of the board committees.

OTHER MATTERS

        The board of directors of the Company knows of no other matters to be presented for shareholder action at the annual general meeting of shareholders. However, other matters may properly come before the annual general meeting of shareholders or any adjournment or postponement thereof. If any other matter or matters are properly brought before the meeting, the persons named as proxy holders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

NO DISSENTERS' RIGHTS

        The corporate action described in this proxy statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

SHAREHOLDER PROPOSALS

        From time to time shareholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual general meeting of shareholders. Under the rules of the SEC, to be included in the proxy statement for our 2018 annual general meeting of shareholders, proposals must be received by us no later than June 15, 2018. Proposals to be raised from the floor of our 2018 annual general meeting of shareholders must be delivered to us no earlier than the close of business on the date 120 days prior to our 2018 annual general meeting of shareholders, and no later than the close of business on the later of (i) 90 days before our 2018 annual general meeting of shareholders or (ii) ten days after notice of the date of our 2018 annual general meeting of shareholders is first publicly given.

        Any shareholders of the Company who intends to present a proposal at the meeting must satisfy the requirements of the Companies Law. Under the Companies Law, only shareholders who hold at least 1% of the outstanding voting power are entitled to request that the board include a proposal in a shareholders meeting, provided that such proposal is appropriate for consideration by shareholders at such meeting. Such shareholders may present proposal for consideration at the meeting by submitting their proposals in writing to the principal executive office of the Company. For a shareholder proposal to be considered for inclusion in a General Meeting we must receive the written proposal no later than 60 days prior to the date of issuance of the Company's proxy statement summoning a General Meeting, and such proposal should be made in the manner set forth in our Articles of Association and in accordance with the provisions of the Companies Law.

ADDITIONAL INFORMATION

Householding of Proxies

        Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instruction.

        The Company is not householding this year for those shareholders who own their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Company's annual reports and proxy statements, please contact us at c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, or by calling us at (925) 272-4999.

        This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company's disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

        If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

        The Company's reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company's website, www.steadymed.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Code of Ethics, and our Committee Charters are also available at our website address mentioned above. The content of our website, however, is not part of this proxy statement.

        You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (925) 272-4999.

Proxy Solicitation

        We will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

By Order of the Board of Directors
/s/ JONATHAN RIGBY Mr. Jonathan Rigby President, CEO, and Director

November 22, 2017

STEADYMED, LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

December 28, 2017

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND A VOTE “FOR” PROPOSALS 2 THROUGH 4.	Please mark your votes like this	☒

			FOR	AGAINST	ABSTAIN

1a.               Elect Jonathan Rigby (an existing Class III director) to continue to serve as a Class III director, for a term of three years, to hold office until our annual general meeting of shareholders in 2020 and until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Associations or the Israeli Companies Law, 5759-1999 (“Companies Law”);

			☐	☐	☐

			FOR	AGAINST	ABSTAIN

1b.              Elect Ron Ginor (an existing Class III director) to continue to serve as a Class III director, for a term of three years, to hold office until our annual general meeting of shareholders in 2020 and until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Associations or the Companies Law;

			☐	☐	☐

			FOR	AGAINST	ABSTAIN
2. Appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2017, and until the next general meeting;			☐	☐	☐

			FOR	AGAINST	ABSTAIN
3. Approve grants of stock options to the non-employee directors of the Board of Directors;			☐	☐	☐

To confirm that you have a personal interest in this proposal mark “YES”, otherwise mark “NO” to indicate that you do not have a personal interest in this proposal.	YES ☐	NO ☐

			FOR	AGAINST	ABSTAIN
4. Approve grants of stock options and restricted stock units to Mr. Jonathan Rigby, President and Chief Executive Officer of the Company;			☐	☐	☐

To confirm that you have a personal interest in this proposal mark “YES”, otherwise mark “NO” to indicate that you do not have a personal interest in this proposal.	YES ☐	NO ☐

5. Review the 2016 financial statements; and

6. Transact any other business that may properly come before the meeting or any postponements or adjournments of the meeting.

All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

For each of Proposal 3 and Proposal 4, if you do not mark whether you have a personal benefit or other interest in such proposal, your vote will not be counted in determining the vote on such proposal.

By signing this Proxy, the undersigned hereby declares not to be a “Controlling Shareholder” as defined in the Israel Companies Law, 1999, with respect to any of the proposals above.

CONTROL NUMBER

Signature	Signature	Date , 2017.

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signed is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 28, 2017

The proxy statement, proxy card and financial statements as included in our Annual Report on Form 10-K filed on March 29, 2017 are available at www.cstproxy.com/steadymed/2017

STEADYMED LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 28, 2017

This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of SteadyMed Ltd., an Israeli corporation (“we”, “us”, “our”, or the “Company”), in connection with our Annual General Meeting of Shareholders to be held on Tuesday, December 28, 2017 at 10:00 a.m. local time, at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583.

At the meeting shareholders will vote on (i) election of directors, (ii) appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2017, (iii) approval of grants of stock options to the non-employee directors of the Board of Directors, and (iv) approval of grants of stock options and restricted stock units of our chief executive officer, as well as transact any other business that may properly come before the meeting.

The record date for the meeting is November 20, 2017. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

By signing and returning the proxy card, you authorize Jonathan M.N. Rigby, President and Chief Executive Officer of SteadyMed, or David W. Nassif, Executive Vice President and Chief Financial Officer of SteadyMed, to represent you and vote your shares at the meeting in accordance with your instructions. He may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be marked, dated and signed, on the other side)